UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

City Office REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	98-1141883
(State of incorporation or organization)	(IRS Employer Identification No.)

1075 West Georgia Street Vancouver, British Columbia	V6E 3C9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-193219

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of Stock” contained in the prospectus forming part of City Office REIT, Inc.’s (the “Registrant”) Registration Statement on Form S-11 (File No. 333-193219), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 7, 2014, as subsequently amended and as may be amended after the date hereof (the “Registration Statement”), which information is incorporated herein by reference.

The information under the heading “Description of Stock” in the prospectus to be filed subsequently with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, incorporated by reference herein is information relating to the securities being registered hereunder under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

City Office REIT, Inc.

Date: April 8, 2014	By:	/s/ James Farrar
James Farrar
Chief Executive Officer